Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 27, 2004, except for the first two paragraphs of Note J, for which the date is March 8, 2005, accompanying the financial statements of Incurrent Solutions, Inc. appearing in this Form 8-K, which are incorporated by reference in the Registration Statement (Form S-3 No. 333-00000). We consent to the incorporation by reference in the Form S-3 of the aforementioned report.

GRANT THORNTON LLP

Edison, New Jersey
March 8, 2005